As filed with the Securities and Exchange Commission on September 13, 2012

Registration No. 333-183497

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/POS

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDDLEFIELD BANC CORP.

(Exact name of registrant as specified in its charter)

Ohio	34-1585111
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

15985 East High Street

Middlefield, Ohio 44062-0035

(440) 632-1666

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

James R. Heslop, II Executive Vice President/COO Middlefield Banc Corp. 15985 East High Street Middlefield, Ohio 44062-0035 (440) 632-1666	With a copy to: Francis X. Grady, Esq. Grady & Associates 20950 Center Ridge Road, Suite 100 Rocky River, Ohio 44116-4307 (440) 356-7255
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

No additional securities are being registered. Registration fees were paid with the original filing of Registration Statement No. 333-183497 on August 23, 2012. No additional registration fees are required.

EXPLANATORY NOTE

The sole purpose of this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement filed by Middlefield Banc Corp. with the SEC on August 23, 2012 [SEC File Number 333-183497] is to add the letter to stockholders as exhibit 99.2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

Exhibit Number	Description	Location

4.1	Instruments defining the rights of security holders: Articles of Incorporation	incorporated by reference to Exhibit 3.1 of Middlefield Banc Corp.’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2005, filed on March 29, 2006

4.2	Instruments defining the rights of security holders: Code of Regulations	Incorporated by reference to Exhibit 3.2 of Middlefield Banc Corp.’s registration statement on Form 10 filed on April 17, 2001

5	Opinion regarding legality	previously filed

23.1	Consent of counsel	included in Exhibit 5

23.2	Consent of independent auditor	filed herewith

24	Power of Attorney	included on signature page of this registration statement on Form S-3

99.1	Authorization Card	previously filed

99.2	Letter to Stockholders	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 to Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Middlefield, State of Ohio, on September 13, 2012.

MIDDLEFIELD BANC CORP.
(Registrant)

By:	/s/ Thomas G. Caldwell
Thomas G. Caldwell
President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas G. Caldwell	September 13, 2012
Thomas G. Caldwell
President, Chief Executive Officer, and Director

/s/ Donald L. Stacy	September 13, 2012
Donald L. Stacy, Treasurer and Chief Financial Officer
(Principal accounting and financial officer)

/s/ Richard T. Coyne *	September 13, 2012
Richard T. Coyne, Chairman of the Board
and Director

/s/ James R. Heslop, II	September 13, 2012
James R. Heslop, Director, Executive Vice President
and Chief Operating Officer

/s/ Eric W. Hummel *	September 13, 2012
Eric W. Hummel, Director

/s/ Kenneth E. Jones *	September 13, 2012
Kenneth E. Jones, Director

/s/ James J. McCaskey *	September 13, 2012
James J. McCaskey, Director

/s/ William J. Skidmore *	September 13, 2012
William J. Skidmore, Director

/s/ Robert W. Toth *	September 13, 2012
Robert W. Toth, Director

/s/ Carolyn J. Turk *	September 13, 2012
Carolyn J. Turk, Director

By:	* /s/ Thomas G. Caldwell
Thomas G. Caldwell
Attorney-in-Fact

Date:    September 13, 2012

EXHIBIT INDEX

Exhibit Number	Description	Location

23.2	Consent of independent auditor	filed herewith

99.2	Letter to Stockholders	filed herewith